UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 2, 2011

Date of Report (Date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced, salesforce.com, inc. (the “Company”) entered into a Share Purchase Agreement, dated as of March 30, 2011 (the “Purchase Agreement”) with Radian6 Technologies Inc., a New Brunswick, Canada corporation (“Radian6”), salesforce.com Canada Corporation, a New Brunswick, Canada corporation and a wholly owned subsidiary of the Company (“Sub”), each of the shareholders of Radian6 (the “Shareholders”) and the shareholder representative of the Shareholders. On May 2, 2011, pursuant to the terms of the Purchase Agreement, Sub acquired all of the equity interest in Radian6 (the “Acquisition”). The terms of the Acquisition are more fully described in the Purchase Agreement filed by Company as Exhibit 2.1 to the Current Report on Form 8-K filed on March 30, 2011 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated into this Item 3.02. In accordance with the Purchase Agreement, a portion of the consideration to be delivered to the former shareholders of Radian6 consists of 436,167 shares of Company common stock. In addition, all Radian6 unvested stock options that were outstanding immediately prior to the closing of the Acquisition were assumed by the Company and have been converted into stock options to purchase shares of Company common stock in accordance with the Purchase Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Share Purchase Agreement dated as of March 30, 2011, by and among salesforce.com, inc., salesforce.com Canada Corporation, Radian6 Technologies Inc. and each of the Radian6 Technologies Inc. shareholders, and the shareholder representative (which is incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-32224) filed on March 30, 2011).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2011	salesforce.com, inc.

	By:	/s/ David Schellhase
		Name:	David Schellhase
		Title:	Executive Vice President, Legal

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Purchase Agreement dated as of March 30, 2011, by and among salesforce.com, inc., salesforce.com Canada Corporation, Radian6 Technologies Inc. and each of the Radian6 Technologies Inc. shareholders, and the shareholder representative (which is incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-32224) filed on March 30, 2011).